                                                                    EXHIBIT 99.2


                Written Statement of the Chief Financial Officer
                         Pursuant to 10 U.S.C. ss. 1350




         Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Financial Officer of TechTeam Global, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the 2002 2nd Quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/ David W. Morgan
--------------------------
David W. Morgan
August 7, 2002